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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 May 15, 1996

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                          WILLAMETTE INDUSTRIES, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Oregon
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                    0-3730
                             (COMMISSION FILE NO.)

                                  93-0312940
                       (IRS EMPLOYER IDENTIFICATION NO.)

    1300 S.W. Fifth Avenue, Suite 3800
    Portland, Oregon                                97201
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

     Registrant's telephone number, including area code:
                                (503) 227-5581


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On March 12, 1996, the registrant entered into an agreement (the "Cavenham Agreement") with Cavenham Energy Resources Inc., Cavenham Forest Industries Inc. and Hanson Natural Resources Company (collectively "Cavenham") providing for the sale by Cavenham and the purchase by the registrant of approximately 1,088,000 acres of timberland and related assets used in Cavenham's timber, wood products, and energy business in the Pacific Northwest and in North and Southwest Louisiana for $1,588,000,000. Pursuant to the Cavenham Agreement, the registrant deposited $50,000,000 in escrow to be applied to the payment of the purchase price when the transaction was consummated.

          In April 1996, the registrant entered into separate agreements (the "Designee Agreements") with Crown Pacific Limited Partnership ("Crown"), John Hancock Mutual Life Insurance Company ("Hancock") and Temple-Inland Forest Products Corporation ("Temple") providing for the purchase by them (each a "Designee") of an aggregate of approximately 542,000 acres of the timberland and related assets covered by the Cavenham Agreement for an aggregate price of $641,000,000.

          The Designee Agreements with Crown and Temple provided that the transactions contemplated by such agreements would be consummated concurrently with the consummation of the Cavenham Agreement. The Designee Agreement with Hancock provided for the division of the timberland covered by the agreement into parcels with the purchase and sale of at least one parcel to be consummated concurrently with the consummation of the Cavenham Agreement and the purchase and sale of the remaining parcels (the "Contract Parcels") to be consummated by November 14, 1997. Hancock's obligation to purchase the Contract Parcels is subject to its ability to secure client funding for the purchases, which it has agreed to make diligent and sustained efforts to obtain, and to certain other conditions.

          On May 15, 1996, the transactions contemplated by the Cavenham Agreement and the Designee Agreements were simultaneously consummated, resulting in the purchase by the registrant from Hanson Natural Resources Company of approximately 602,000 acres of timberland in the Pacific Northwest and North Louisiana, a sawmill in Warrenton, Oregon, inventories and other assets for approximately $1,144,860,000. The timberland acquired by the registrant includes Contract Parcels aggregating approximately 56,000 acres in Oregon which are to be conveyed to Hancock for approximately $197,860,000 plus certain expenses incurred by the registrant. Accordingly, after giving effect to the sale of the Contract Parcels, the registrant will have acquired 546,000 acres of timberland and related assets for approximately $947,000,000.

          Pursuant to the Cavenham Agreement, the registrant assumed Cavenham's environmental and other liabilities relating to the assets covered by the Cavenham Agreement other than accounts payable, obligations for borrowed money and specified excluded liabilities. Pursuant to the Designee Agreements, each Designee assumed and indemnified the registrant against such liabilities relating to the assets purchased by such Designee.

          The registrant intends to continue to use the assets it acquired from Cavenham for the purposes for which such assets were used by Cavenham.

          The registrant funded the $50,000,000 deposit from its cash resources and from the proceeds of a loan of $25,000,000 on March 13, 1996, from First Interstate Bank of Oregon, N.A. The registrant funded the balance of the purchase price from the proceeds of a loan of $1,100,000,000 on May 15, 1996, under a credit agreement (the "Credit Agreement") dated as of May 10, 1996, among the registrant; and Bank of America National Trust and Savings Association; Abn Amro Bank N.V.; Morgan Guaranty Trust Company of New York; Nationsbank, N.A.; Wachovia Bank of Georgia, N.A.; Deutsche Bank AG; First Interstate Bank of Oregon, N.A.; Mellon Bank, N.A.; PNC Bank, National Association; Royal Bank of Canada; Toronto Dominion (Texas), Inc.; The Bank of New York; The Bank of Nova Scotia; Banque Paribas; Credit Lyonnais; The Industrial Bank of Japan, Limited; The Northern Trust Company; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland"; The Sanwa Bank, Limited; Societe Generale; and United States National Bank of Oregon (collectively, "Banks").

          The Credit Agreement sets forth the terms of a revolving loan and a term loan provided to the registrant by Banks. The revolving loan provides for borrowings of up to $1,000,000,000 in principal amount, matures on May 15, 2001, and at May 28, 1996, had an outstanding principal balance of $500,000,000. The term loan is in the principal amount of $600,000,000 and matures on May 15, 1998. Both loans bear interest at either a Base Rate or a LIBO Rate, as defined in the Credit Agreement and selected by the registrant. The interest rates are subject to periodic adjustment. At May 28, 1996, the weighted average interest rates per annum for indebtedness outstanding under the revolving loan and the term loan were 5.75% and 5.72%, respectively. The Credit Agreement contains certain restrictions on the registrant's activities which include, among other things, restrictions relating to sales and lease backs, mergers, sales of assets not in the ordinary course of business, and encumbrances on the registrant's property. The Credit Agreement also provides that the registrant will not permit (i) its Consolidated Interest Coverage Ratio, as defined, for any period of four consecutive fiscal quarters to be less than 1.5 to 1.0; (ii) its Consolidated Funded Debt, as defined, to exceed 60% of its Consolidated Funded Debt plus its consolidated net worth until the earlier of (A) March 31, 1997, and (B) the repayment of the term loan; and
(iii) its Consolidated Funded Debt to thereafter exceed 55% of its Consolidated Funded Debt plus its consolidated net worth. Reference should be made to the copy of the Credit Agreement filed as an exhibit to this report for a complete description of its terms.

          The purchase prices under the Cavenham Agreement and the Designee Agreements were determined by arm's length negotiations between the parties based on the market value of the assets purchased and sold. Such prices are subject to post-closing adjustments to reflect the effect of certain of Cavenham's operations during a period preceding May 15, 1996.

          Pursuant to the Designee Agreement with Hancock, on May 15, 1996, the registrant and Hancock entered into:

          1. An agreement (the "Management Agreement") providing for the management of the Contract Parcels by a Hancock subsidiary until such parcels are purchased by Hancock or Hancock's right to purchase such parcels expires. During the period a Contract Parcel is subject to the Management Agreement, the net cash income, as defined, from such parcel is credited against the purchase price for the parcel. The Hancock subsidiary and a subsidiary of the registrant are also parties to the Management Agreement.

          2. An agreement (the "Right of First Offer Agreement") providing that Hancock will not sell or transfer to a third party any tract of the timberland it acquires pursuant to its Designee Agreement, other than certain exempt sales and transfers, without first offering to sell such tract to the registrant at the price and on terms at which Hancock proposes to sell or transfer such tract to the third party. If the registrant does not accept an offer and the tract is thereafter sold to the third party as permitted by the Right of First Offer Agreement, the registrant's rights under the Right of First Offer Agreement terminate with respect to such tract. The Right of First Offer Agreement expires on May 15, 2121.

          3. An agreement (the "Timber Supply Agreement") providing that Hancock will offer to sell to the registrant 25 percent of various categories of the logs harvested from the timberland subject to the Right of First Offer Agreement at a price equal to the highest sales price at which Hancock is selling logs pursuant to its open market bidding procedures to unaffiliated customers. The Timber Supply Agreement expires on June 30, 2001.

          The above descriptions of the Cavenham Agreement, the Designee Agreements, the Management Agreement, the Right of First Offer Agreement, and the Timber Supply Agreement are summaries and do not purport to be complete. Reference should be made to the copies of such agreements filed as exhibits to this report for a complete description of their respective terms.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)   Financial Statements.

                      None (pursuant to a waiver by the staff dated March 28, 1996).

          (b)   Pro Forma Financial Information.

                      It is impractical at this time to provide the required pro forma financial information with respect to the acquisition described in Item 2. The registrant expects to file such pro forma financial information as an amendment to this report on June 10, 1996.

          (c)   Exhibits.

                      The exhibits to this report are listed in the accompanying index to exhibits.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Willamette Industries, Inc.
                                  (Registrant)


                                  By /s/J. A. Parsons
                                        J. A. Parsons
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  May 29, 1996
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                               INDEX TO EXHIBITS


                Exhibit No.                   Description
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                      2.1               Asset sale, purchase and transfer
                                        agreement dated March 12, 1996,
                                        between Hanson Natural Resources
                                        Company, Cavenham Energy Resources
                                        Inc., Cavenham Forest Industries Inc.
                                        and the registrant.*

                      2.2 Asset sale, purchase and transfer agreement dated April 11, 1996, between the registrant and Crown Pacific Limited Partnership.*

                      2.3 Asset sale, purchase and transfer agreement dated April 23, 1996, between the registrant and Temple-Inland Forest Products Corporation.*

                      2.4 Asset sale, purchase and transfer agreement dated April 26, 1996, between the registrant and John Hancock Mutual Life Insurance
                                        Company, together with Addendum No. 1
                                        thereto dated May 13, 1996.*

                      2.5 Management agreement dated May 15, 1996, among the registrant, John Hancock Mutual Life Insurance
                                        Company, Willamette Columbia Timber
                                        Co. and Hancock Natural Resource
                                        Group, Inc.*

                      2.6 Right of first offer agreement dated May 15, 1996, between the registrant and John Hancock Mutual Life
                                        Insurance Company.*

                      2.7 Timber supply agreement dated May 15, 1996, between the registrant and John Hancock Mutual Life Insurance
                                        Company.*

                      4 Credit agreement dated as of May 10, 1996, among the registrant, Bank of America National Trust and Savings Association, Abn Amro Bank N.V., Morgan Guaranty Trust Company of New York, Nationsbank, N.A., Wachovia Bank of Georgia, N.A., and other financial institutions parties thereto.

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*The schedules (or similar attachments) to this exhibit have been omitted.
Such schedules are listed at the end of the exhibit and copies thereof will be furnished supplementally to the Commission upon request.